Exhibit 10.3

AMENDMENT NO. 01
to
MASTER EQUIPMENT LEASE
Dated as of June 4, 2020 (“LEASE”)
between
M&T BANK (“LESSOR”)
and
IEC ELECTRONICS CORP. (“LESSEE”)

Lessee and Lessor hereby covenant and agree that the Lease is amended as follows:

A new section 18.3 is added to read as follows:

“18.3. Financial, Affirmative and Negative Covenants:

1. During the term of the Lease, Lessee shall comply at all times with the requirements of Article 8, Representations of Borrower, Article 10, Affirmative Covenants of Borrower, Article 11, Negative Covenants of Borrower, Article 12, Financial Covenants and Article 14, Defaults, (and any other provisions or covenants that relate to these sections), of the Fifth Amended and Restated Credit Facility Agreement dated as of December 14, 2015 between IEC Electronics Corp., as Borrower, and Manufacturers & Traders Trust Company, as Bank as amended from time to time (“Credit Agreement”), as if these provisions were set forth in full herein.

2. Lessee and Lessor agree that in the event the Credit Agreement terminates, is canceled or expires for any reason before the termination, cancellation or expiration of this Lease, Articles 8, 10, 11, 12 and 14 of the Credit Agreement and any other terms, provisions or covenants of the Credit Agreement that relate to these sections shall continue to apply to the Lease, shall survive termination of the Credit Agreement, and such terms, provisions and covenants shall continue to bind the Lessee under the Lease as if they were stated in full in the Lease.

3. In the event M&T Bank is no longer a party to the Credit Agreement, Lessee agrees that Articles 8, 10, 11, 12 and 14 of the Credit Agreement and any other terms, provisions or covenants of the Credit Agreement that relate to these sections shall continue to apply to the Lease, and such terms, provisions and covenants shall continue to bind the Lessee under the Lease as if they were stated in full in the Lease, unless the Lessor requests changes or modifications to financial covenants applicable to Lessee.

4. In the event of a conflict between this Amendment and any previous Lease amendments or the Lease as it relates to the subject matter of this Amendment, the terms of this Amendment shall control. Otherwise, except as specifically amended hereby, all of the terms and conditions set forth in the Lease are unaffected and remain in full force and effect.”

Except as specifically amended hereby, all of the terms and conditions set forth in the Lease are unaffected and remain in full force and effect.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AMENDMENT THIS 4th DAY OF June, 2020.

LESSEE:   LESSOR:
IEC ELECTRONICS CORP.   M&T BANK

By:	/s/ Thomas L. Barbato	By:	/s/ Tracy Z. Youngman
        Thomas L. Barbato     Tracy Z. Youngman
CFO       Vice President